Exhibit 10.4

FORM CASH-SETTLED STOCK-BASED AWARD AGREEMENT
UNDER THE AMENDED AND RESTATED
ONEMAIN HOLDINGS, INC. 2013 OMNIBUS INCENTIVE PLAN
This Award Agreement (this “Award Agreement”), dated as of [___________], 20[__] (the “Date of Grant”), is made by and between OneMain Holdings, Inc., a Delaware corporation (the “Company”), and [___________] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Amended and Restated OneMain Holdings, Inc. 2013 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1.Grant of Award. The Company hereby grants to the Participant an award with respect to [___________] shares of Common Stock and with a per share “Base Calculation Price” of $[__], subject to adjustment as provided in the Plan and as set forth below (the “Award”), subject to all of the terms and conditions of Exhibits A and B hereto, this Award Agreement and the Plan.

2.Vesting of Award. The Award shall become vested in accordance with the vesting schedule set forth in Exhibit A hereto (the “Vesting Schedule”). Except as otherwise provided under the terms of the Plan or in Exhibit A hereto, if the Participant’s employment is terminated for any reason (the “Termination”), this Award Agreement shall terminate and all rights of the Participant with respect to the Award that has not vested shall immediately terminate.

3.Base Calculation Price. With respect to each cash dividend payable to holders of shares of Common Stock which is declared and has a record date after the date of this Award Agreement and during the period that the Award is outstanding and unvested and at a time when the Participant remains continuously employed by the Company or one of its Affiliates (each such dividend at such time, calculated on a per share basis, a “Dividend”), the Base Calculation Price of each share of Common Stock subject to the unvested portion of the Award shall be decreased on the record date in an amount equal to fifty percent (50%) of such Dividend. With respect to each Dividend which is declared and has a record date during any period beginning on the Participant’s termination of employment while the Award remains outstanding and unvested, the Exercise Price of each share of Common Stock subject to the unvested portion of the Award shall be decreased on the record date in an amount equal to one hundred percent (100%) of such Dividend.

4.Other Rights. The Participant shall have no rights of a stockholder (including the right to distributions or dividends) with respect to the Award; provided, that with respect to each Dividend which is declared and has a record date during the period while the Award remains outstanding and unvested and the Participant remains continuously employed by the Company or one of its Affiliates, the Participant shall be eligible to receive an amount equal to the product of (i) the number of shares of Common Stock subject to the unvested portion of the Award on the record date of any such Dividend, and (ii) fifty percent (50%) of the amount of the Dividend, which amount shall be paid to the Participant as soon as practicable following the date such Dividend is paid to holders of shares of Common Stock, but no later than forty-five (45) days following the end of the quarter during which any such record date occurs. No interest or other earnings will be credited with respect to such payment. For avoidance of doubt, the Participant will not be eligible to receive any payments with respect to a Dividend after termination of employment.

5.Settlement. The Award, to the extent it becomes vested pursuant to Section 2, shall be settled on the day following the Tranche I Sell-Down Date or the Tranche II Sell-Down Date, as applicable (as defined in Exhibit A) and the Company shall deliver to the Participant (or the Participant’s personal representative) as soon as practical thereafter, but in no event later than 30 days following such applicable date, cash in an amount equal to (i) the product of (A) the number of shares of Common Stock with respect to which the Award became vested on the Tranche I Sell-Down Date or the Tranche II Sell-Down Date, as applicable, and (B) the Fair Market Value of a share of Common Stock (determined as of the date following the Tranche I Sell-Down Date or the Tranche II Sell-Down Date, as applicable) less the Base Calculation Price, less (ii) any withholding pursuant to Section 10.

6.Termination of Award. The Award shall terminate, to the extent not earlier terminated pursuant to Section 2 or settled pursuant to Section 5, on the ten-year anniversary of the Date of Grant (the “Expiration Date”). Upon the termination of the Award, the Award and all rights hereunder shall immediately become null and void.

7.No Rights as Stockholder. The Participant shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Award.

8.Award Agreement Subject to Plan. This Award Agreement shall be interpreted as though it were made pursuant to the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan.

9.No Rights to Continuation of Employment. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment any time for any reason whatsoever, with or without cause.

10.Tax Withholding. The Company shall have the right to deduct from all amounts paid in cash any sums required or permitted by federal, state or local tax law to be withheld with respect to the settlement of any portion of the Award.

11.Section 409A Compliance. The intent of the parties is that the payments and benefits under this Award Agreement be exempt from Section 409A of the Code as short-term deferrals pursuant to Treasury Regulation Section 1.409A-1(b)(4), and this Award Agreement shall be interpreted and administered consistent with such intent; provided, however, that to the extent this payments and benefits under this Award Agreement are subject to Section 409A of the Code, the intent of the parties is that such payments and benefits comply with Section 409A of the Code and to the maximum extent permitted, this Award Agreement shall be interpreted and administered to be in compliance therewith. Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury regulation §1.409A-2(b)(2). The Company makes no representation that any or all of the payments and benefits under this Award Agreement comply with or are exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payments or benefits. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

12.Governing Law. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.
13.Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

14.No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

15.Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

16.Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

17.Entire Agreement. This Award Agreement, including Exhibits A and B hereto, and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

18.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

19.Counterparts; Electronic Signature. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Your electronic signature of this Award Agreement shall have the same validity and effect as a signature affixed by your hand.

20.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

21.Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the payments due to the Participant under this Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date set forth above.

ONEMAIN HOLDINGS, INC.

By ____________________________

Print Name: _____________________

Title: __________________________

[Company’s Signature Page to Award Agreement]

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement.

PARTICIPANT

Signature ____________________

[___________]
Address: _____________________
_____________________

[Participant’s Signature Page to Award Agreement]

EXHIBIT A

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EXHIBIT B

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